UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 23, 2017

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 23, 2017, Emergent Capital, Inc. (“Emergent” or the “Company”) provided notice to the New York Stock Exchange (“NYSE”) that Emergent intends to voluntarily delist its common stock from the NYSE and intends to transfer its listing to the OTC Marketplace (“OTC”). The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common stock on or about February 2, 2017. Delisting from the NYSE is expected to become effective 10 days after the filing date of the Form 25. After delisting from the NYSE, the Company expects its common stock will be trading on the OTC. A new trading symbol will be allocated on the first day of trading on the OTC. The Company will remain subject to public reporting requirements of the SEC following the transfer.

A copy of the press release issued by Emergent to announce this change is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibit

99.1	Press release issued January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2017

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Christopher O’Reilly
Christopher O’Reilly
General Counsel and Secretary